EXHIBIT 23.2
Deloitte & Touche LLP
Suite 3900
111 SW Fifth Avenue
Portland, OR 97204-3642
USA

Tel: +1 503 222 1341
Fax: + 503 224 2172
www.deloitte.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-135071, 333-117680, 333-117679, 333-105637, 333-101357, 333-77259, and 333-58978 on Form S-8 of our report dated March 31, 2005, relating to the financial statements of Umpqua Holdings Corporation for the year ended December 31, 2004, appearing in this Annual Report on Form 10-K of Umpqua Holdings Corporation for the year ended December 31, 2006.
Portland, Oregon
February 26, 2007